Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ernest E. Maddock to Join UCT Board of Directors

HAYWARD, Calif., June 1, 2018 -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems for the semiconductor and display capital equipment industries, today announced that Ernest Maddock has joined the Board of Directors effective June 1, 2018. Mr. Maddock’s nearly 40 years of experience includes senior leadership roles in finance, operations, and general management. He recently retired as the SVP & CFO of Micron Technology, one of the largest memory chip makers in the world, reporting $20.3 billion in net sales for its fiscal year ended August 31, 2017.

“We are very pleased to announce that Ernie is joining the UCT board of directors. His extensive experience in the semiconductor industry and with UCT makes him a very valuable addition to the board,” said Clarence Granger, Chairman of the Board.

Prior to joining Micron in 2015, Mr. Maddock held leadership positions at multiple global companies including Riverbed Technology, where he served as Executive VP and CFO from April 2013 to April 2015. In that role, he was also responsible for worldwide operations and information technology. Prior to Riverbed, he spent 15 years at Lam Research Corporation rising to EVP & CFO in 2008 and serving in that role until April 2013. His previous roles at Lam included VP, Customer Support Business Group; Group VP and Senior VP of Global Operations.

“We are delighted to have Ernie join our board and benefit from his significant experience and success in business, operations and finance within the Semiconductor industry,” said Jim Scholhamer, President & CEO. “Ernie brings a wealth of knowledge that will be extremely valuable to UCT and its shareholders as we continue to execute on our growth strategy in this exciting market.”

Mr. Maddock has public company board and audit committee experience. He served as a member of the Board of Directors and Audit Committee for Intersil Corporation from July 2015 to February 2017 until Intersil was acquired by Renesas Electronics for $3.2 billion. During his tenure on the Intersil board, Mr. Maddock was appointed as Audit Committee Chair. Mr. Maddock will also serve as Audit Committee Chair of Ultra Clean effective with his appointment to the Board of Directors. He also has private company board experience having served on the Novaled AG board from March 2012 to August 2013; Novaled GmbH now operates as a subsidiary of Samsung SDI Co. Ltd.

Mr. Maddock holds a B.S. in Industrial Management from the Georgia Institute of Technology and an M.B.A. from Georgia State University.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems for the semiconductor and display capital equipment industries. Ultra Clean offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping and component manufacturing. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates,", “projection”, “outlook”, “forecast”, "believes," "plan," "expect," "future,"' "intends," "may," "will," "estimates," "predicts," and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include statements about our growth prospects and our industry. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, the Company’s actual results may differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors also include, among others, those identified in "Risk Factors”, "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 29, 2017 as filed with the Securities and Exchange Commission and subsequently filed quarterly reports on Form 10-Q. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise unless required by law.

Contact:
Rhonda Bennetto
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